SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2001

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-23406 (Commission File Number)	43-1665523 (IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri         63901

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(573) 785-1421

N/A

(Former name or former address, if changed since last report)

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Item 5. Other Events

            On September 28, 2001, the Board of Directors of Southern Missouri Bancorp, Inc., the parent company of Southern Missouri Bank and Trust Co., announced the completion of its 5% stock repurchase program and the initiation of a new stock repurchase program to repurchase up to 63,879 shares of its common stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (c) The following exhibit is filed as part of this report.

                  Exhibit 99         Press Release dated September 28, 2001

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: October 3, 2001	By: /s/ Greg A. Steffens Greg A Steffens President

End.